United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
FORM 8-K
__________________________________
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: November 30, 2012
Commission File Number 1-7107
 __________________________________
LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
 __________________________________

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986-5600
 __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

å	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

å	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

å	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

å	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 30, 2012, Louisiana Pacific Corporation (LP) entered into a settlement agreement and mutual release with Deutsche Bank Securities Inc, (DBSI) relating to the previously disclosed legal proceedings between LP and DBSI. Such proceedings related to the purchase by LP of certain auction rate securities underwritten by DBSI for which DBSI acted as Initial Purchaser and Initial Broker-Dealer. Pursuant to the agreement, DBSI, without admitting any liability or wrong-doing, will pay to LP the sum of $20 million, LP will dismiss the legal proceedings with prejudice, and each of DBSI and LP will release the other from all claims and liabilities arising out of the sale and purchase of the auction rate securities and the related legal proceedings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ SALLIE B. BAILEY
Sallie B. Bailey
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)
Date: November 30, 2012